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                                                                  Exhibit 23.3

                          INDEPENDENT AUDITORS' REPORT

We consent to the use in this Registration Statement (No. 333-36549) of Philip Services Corp. on Form S-1 of our report dated February 26, 1997 (November 5, 1997 with respect to Note 18(d) and Note 22), on our audits of the consolidated balance sheets of Philip Services Corp. as at December 31, 1996 and 1995, and the consolidated statements of earnings, retained earnings and changes in financial position for each of the years in the three year period ended December 31, 1996, and of our auditors' report on the schedule of additional disclosures required under Regulation 210.12-09 of Regulation S-X of the Securities Exchange Act of 1934 as at December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, which are included in the prospectus of this Registration Statement. We also consent to the reference of our firm under the caption "Experts".


                                                        /s/ Deloitte & Touche
                                                        Chartered Accountants


Mississauga, Ontario
November 6, 1997